Oppenheimer Disciplined Allocation Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/23/87               0.2002000         0.0000000               11.940
  12/31/87               0.0000000         0.8426000               10.910
  06/23/88               0.2426000         0.0000000               11.580
  08/09/88               0.0102000         0.0000000               11.440
  12/28/88               0.2760000         0.0000000               11.470
  06/23/89               0.3352000         0.0000000               12.730
  08/08/89               0.0056000         0.0000000               13.330
  12/28/89               0.4155000         0.6331000               12.620
  06/22/90               0.3426000         0.0000000               12.610
  08/09/90               0.0079000         0.0733000               12.300
  12/28/90               0.3070000         0.0000000               11.910
  06/25/91               0.2733000         0.0000000               12.980
  08/07/91               0.0030224         0.0000000               13.580
  12/30/91               0.2605539         0.7048530               13.970
  06/25/92               0.2457000         0.0000000               13.920
  08/13/92               0.0016206         0.0010962               14.300
  12/29/92               0.2537640         1.0716172               13.790
  06/25/93               0.2638000         0.0000000               14.760
  08/05/93               0.0023355         0.1441885               14.930
  12/29/93               0.2127302         0.8216358               14.590
  06/27/94               0.2281000         0.0000000               13.760
  08/11/94               0.0011003         0.0638300               14.020
  12/29/94               0.3163313         0.1807400               13.450
  06/27/95               0.3022000         0.0000000               14.850
  08/24/95               0.0032867         0.0495800               15.130
  12/28/95               0.2903215         0.5171200               15.410
  06/18/96               0.2300000         0.0542000               15.440
  09/27/96               0.1300000         0.0000000               15.700
  12/30/96               0.1733100         1.3871100               15.050
  03/27/97               0.1400000         0.0000000               14.910
  06/27/97               0.1400000         0.0000000               16.030
  09/26/97               0.1100000         0.0000000               17.170

Class B Shares
  12/28/95               0.0646221         0.5171200               15.610
  06/18/96               0.1980000         0.0542000               15.610
  09/27/96               0.0990000         0.0000000               15.870
  12/30/96               0.1458700         1.3871100               15.230
  03/27/97               0.1150000         0.0000000               15.070
  06/27/97               0.1120000         0.0000000               16.210
  09/26/97               0.0810000         0.0000000               17.360

Class C Shares
  06/18/96               0.2310000         0.0542000               15.420
  09/27/96               0.1220000         0.0000000               15.650
  12/30/96               0.1476700         1.3871100               14.990


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  03/27/97               0.1210000         0.0000000               14.830
  06/27/97               0.1170000         0.0000000               15.940
  09/26/97               0.0820000         0.0000000               17.070





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Oppenheimer Disciplined Allocation Fund
Page 2


  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,119.88/$1,000)^ 1} - 1 = 11.99%     {($1,188.23/$1,000)^ 1} - 1 = 18.82%

  Five Year                                Five Year

  {($1,744.68/$1,000)^.2} - 1 = 11.77%     {($1,851.18/$1,000)^.2} - 1 = 13.11%

  Ten Year                                 Ten Year

  {($3,211.90/$1,000)^.1} - 1 = 12.38%     {($3,407.81/$1,000)^.1} - 1 = 13.04%

Class B Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                One Year

  {($1,129.55/$1,000)^ 1} - 1    = 12.96% {($1,179.55/$1,000)^ 1} - 1   = 17.96%

  Inception                               Inception

  {($1,275.97/$1,000)^.4806} - 1 = 12.43%{($1,305.97/$1,000)^.4806} - 1 = 13.69%

Class C Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,169.30/$1,000)^ 1} - 1    = 16.93%{($1,179.30/$1,000)^ 1} - 1    = 17.93%

  Inception                                Inception

  {($1,227.43/$1,000)^.6667} - 1 = 14.64%{($1,227.43/$1,000)^.6667} - 1 = 14.64%


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Oppenheimer Disciplined Allocation Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,119.88 - $1,000/$1,000 =  11.99%      $1,188.23 - $1,000/$1,000 =  18.82%

  Five Year                                Five Year

  $1,744.68 - $1,000/$1,000 =  74.47%      $1,851.18 - $1,000/$1,000 =  85.12%

  Ten Year                                 Ten Year

  $3,211.90 - $1,000/$1,000 = 221.19%      $3,407.81 - $1,000/$1,000 = 240.78%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                 One Year

  $1,129.55 - $1,000/$1,000 = 12.96%       $1,179.55 - $1,000/$1,000 = 17.96%

  Inception                                Inception

  $1,275.97 - $1,000/$1,000 = 27.60%       $1,305.97 - $1,000/$1,000 = 30.60%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,169.30 - $1,000/$1,000 = 16.93%       $1,179.30 - $1,000/$1,000 = 17.93%

  Inception                                Inception

  $1,227.43 - $1,000/$1,000 = 22.74%       $1,227.43 - $1,000/$1,000 = 22.74%